Exhibit 11

                                                  Lynx Therapeutics, Inc.
                                        COMPUTATION OF NET INCOME (LOSS) PER SHARE
                                         (In thousands, except per share amounts)


                                                              Three Month Ended                  Nine Months Ended
                                                                 Sept. 30,                         Sept. 30,
                                                        ----------------------------- --- -----------------------------
                                                            1996            1995             1996            1995
                                                            ----            ----             ----            ----
Weighted average common shares outstanding for the
   period                                                     2,344           2,264           2,339           2,152

Common equivalent shares assuming conversion of
   preferred stock                                            4,956               -                 -             -

Common equivalent shares assuming exercise of stock
   options under treasury stock method
                                                                400               -                 -             -
                                                       ---------------  -------------    -------------  ---------------

Shares used in per share calculation                          7,700           2,264           2,339           2,152
                                                       ===============  =============    =============  ===============

Net income/(loss)                                       $     4,688      $   (3,267)       $   (549)      $ (9,169)
                                                       ===============  =============    =============  ===============

Net income/(loss) per share                             $      0.61      $    (1.44)       $  (0.23)      $  (4.26)
                                                       ===============  =============    =============  ===============
